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                                                                       EX-99(j)
                     First Amendment to Master Lease Agreement


                                 FIRST AMENDMENT
                                       TO
                             MASTER LEASE AGREEMENT
                                 NO. 9106PAG429

      This FIRST AMENDMENT dated as of January 17, 1994, between The Helen Mining Company ("Lessee") and American Finance Group, a Massachusetts general partnership ("Lessor"), amends Master Lease Agreement No. 9106PAG429 (the "Master Lease") dated as of June 25, 1991.

      WHEREAS, Lessee and Lessor agree that further clarification of certain provisions of the Master Lease is necessary.

      NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which is confirmed by each of the parties hereto, the Master Lease is hereby amended as follows.

      1. The following new provision is added to the Master Lease as Section
11A.

      "11A SPECIAL MAINTENANCE AND RETURN CONDITIONS
            In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Section 11 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

      RETURN OF EQUIPMENT

      1. The Equipment will be capable of being immediately assembled and operated by a third party lessee without further inspection, repair, replacement, alterations or improvements needed.

      2. The Equipment shall comply in all respects with all applicable laws and rules and provisions of all applicable regulatory agencies having jurisdiction over the use and/or maintenance of the Equipment.

      3. All parts in a state of disrepair will have been replaced with new or equivalent Original Equipment Manufacturer or comparable parts and to otherwise comply with the provisions of each Rental Schedule.

      4. All modifications and/or alterations made to the Equipment will be subject to prior approval of Lessor and such modifications or alterations must not decrease the value or marketability of the Equipment. The Equipment will be complete and operational with all components equal to or better than those originally supplied.

      5.    The Equipment, if idled, shall be stored in accordance with the


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            manufacturers' recommendations. If the Equipment is placed on idle status by Sublessee, immediate notification to Lessor is required.

      6. All markings not associated with the original manufacturer shall be removed from the Equipment.

      7. Upon request of Lessor, Lessee shall provide free storage of the Equipment or for any parts or components thereof for a period not to exceed one hundred and twenty (120) days after the expiration of the Lease Term. During the storage period, Lessee is required to comply with all provisions of the applicable Rental Schedule, except the obligation to make monthly Basic Rent payments.

      8. The Equipment shall be thoroughly cleaned consistent with the original condition of delivery. All applicable manufacturer-provided catalogs and required maintenance/operating logs shall be provided to Lessor upon expiration of the Lease Term.

      INSPECTION PRIOR TO RETURN OF EQUIPMENT

            Lessor or its agent is authorized to enter upon Lessee's property, for the purpose of Equipment inspection to determine the degree of compliance with aforementioned conditions described herein. All inspection costs shall be at Lessee's expense. If any item of the Equipment is returned in any condition other than as specified herein, Lessee shall immediately advance payment for all repairs and other costs needed to place the Equipment in the required return condition."

2. As hereby amended, the Master Lease is ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this First Amendment to Master Lease Agreement No. 9106PAG429 to be executed and delivered by their duly authorized representatives as of the date first above written.

AMERICAN FINANCE GROUP                  THE HELEN MINING COMPANY
(Lessor)                                (Lessee)


By:  /s/ [Illegible]                    By:  /s/ [Illegible]
   --------------------------              ----------------------------

Title: Manager                          Title:  Vice Pres.
      ------------------------                --------------------------


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2931i

                             MASTER LEASE AGREEMENT

      MASTER LEASE AGREEMENT NO. 9106PAG429 ("Master Lease"), dated as of June 25, 1991 between AMERICAN FINANCE GROUP, a Massachusetts general partnership having a principal place of business and address for purposes of notice hereunder at Exchange Place, Boston, Massachusetts 02109, Attention: Vice President, Lease Financing Group, as Lessor, and THE HELEN MINING COMPANY, a Delaware corporation having a principal place of business and address for purposes of notice hereunder at RD #2, Box 2110, Homer City, Pennsylvania 15748
Attention: President, as Lessee.

1. MASTER LEASE.

      This Master Lease sets forth the terms and conditions that govern the lease by Lessor to Lessee of items of Equipment specified on rental schedules and acceptance certificates ("Rental Schedules") executed and delivered by the parties from time to time. Each Rental Schedule incorporates by reference this Master Lease and specifies the Lease Term, the amount of Basic Rent, the Payment Dates on which Basic Rent is due (as such terms are defined therein), and such other information and provisions as Lessor and Lessee may agree. Each Rental Schedule constitutes a separate and independent lease.

2. LEASE TERM. LESSEE'S RIGHT TO QUIET ENJOYMENT.

      Each Rental Schedule is for a non-cancellable Lease Term commencing on the date of acceptance of the Equipment for lease and ending on the Expiration Date specified on such Rental Schedule, unless the lease is extended in accordance with the terms of this Master Lease. Lessee cannot, except as expressly set forth in this Master Lease, terminate the Rental Schedule or suspend payment or performance of any of its obligations thereunder. Provided no Event of Default has occured and is continuing under the Rental Schedule, Lessee will have quiet possession and use of the Equipment throughout the Lease Term, and Lessor shall defend and protect such quiet possession and use against all persons claiming by, through or under Lessor.

3. BASIC RENT. NET LEASE. LESSEE'S INDEMNITY. NO WARRANTIES BY LESSOR.

      Basic Rent is payable in the amount specified on the Rental Schedule. All payments of Basic Rent shall be made to Lessor in good funds on or before the Payment Dates specified in the Rental Schedule. Lessor will excercise it best efforts to invoice Lessee thirty (30) days prior to each Payment Date, but failure to provide timely invoices will not relieve Lessee of its obligation to pay Basic Rent on the Payment Date. Basic Rent is net of, and Lessee agrees to pay, and will indemnify and hold Lessor and any assignee of Lessor harmless from and against, all costs (including, without limitation, maintenance, repair and insurance costs), claims (including claims of product liability, strict liability in tort, patent infringement and the like), losses or liabilities relating to the Equipment or its use that are incurred by or asserted against Lessee, any permitted sublessee of Lessee, Lessor or any assignee of Lessor and arise out of matters occurring prior to the return of the Equipment. Each Rental
Schedule is an irrevocable, absolute, net lease, and Lessee's obligations are not subject to defense, counterclaim, set-off, abatement or recoupment, and Lessee waives all rights to terminate or surrender the Rental Schedule, for any reason except as expressly set forth in this Master Lease, including, without limitation, defect in the Equipment or non-performance by Lessor, provided, however, that Lessee specifically retains the right to seek recourse against Lessor by way of separate action either at law or in equity in the event of breach or non-performance by Lessor under the Rental Schedule. LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor will assign to Lessee for the Lease Term and any renewals thereof any assignable manufacturer or vendor warranties with respect to the Equipment and will cooperate with Lessee, at Lessee's expense, in asserting any claims under such warranties.

      Lessee acknowledges that each Rental Schedule shall be entered into on the basis that Lessor shall be entitled for federal and state income tax purposes
(i) to claim the deductions for depreciation on the total original cost of the Equipment pursuant to the Accelerated Cost Recovery System under Section 168 of the Internal Revenue Code of 1986, as amended ("Code") or for state income tax purposes, any other depreciation deduction method that is permitted by applicable state law; and (ii) to claim under Section 163 of the Code a tax deduction for the full amount of any interest paid by Lessor or accrued under Lessor's method of tax accounting on any indebtedness secured by the Equipment (hereinafter referred to collectively as the "Tax Benefits"). If Lessor shall lose or shall not have the right to claim, or if there shall be disallowed or recaptured, any or all of such Tax Benefits as a result of any act, omission, misrepresentation or failure to act by Lessee, any sublessee, or any other person authorized by the Lessee to use or maintain the Equipment, Lessee shall pay to Lessor as additional rent (a) an amount equal to the actual disallowed Tax Benefits plus (b) all interest, penalties, or additions to tax resulting from such loss, disallowance, unavailability or recapture of any of the foregoing, plus (c) all taxes required to by paid by the Lessor or its assigns under any federal, state and local law upon receipt of any of the foregoing indemnities.

4. USE AND LOCATION OF EQUIPMENT. MAINTENANCE AND REPAIRS. NO LIENS. NO ASSIGNMENT BY LESSEE. LESSEE'S RIGHT TO SUBLEASE.

      The Equipment is to be used exclusively by Lessee in the conduct of its business, only for the purposes for which it was designed and in substantial compliance with all applicable laws, rules and regulations, manufacturers' or vendors' warranties and applicable policies of insurance. Lessee will obtain and maintain all necessary licenses, permits and approvals. The Equipment may be removed from the location specified on the Rental Schedule to a location within the contiguous United States only upon thirty (30) days' prior written notice to Lessor. In no event may the Equipment be moved to a location outside the United States. Lessee will effect all maintenance and repairs necessary to keep the Equipment in good and efficient operating condition and appearance, reasonable wear and tear excepted. All maintenance and repairs will be made in accordance with the manufacturer's recommendations and by authorized representatives of the manufacturer or by persons of equal skill and knowledge whose work will not adversely affect any applicable manufacturer's or vendor's warranty. Lessee will keep the Equipment and its interest therein free and clear of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. THE RENTAL SCHEDULE MAY NOT BE ASSIGNED BY LESSEE. LESSEE MAY SUBLEASE THE EQUIPMENT ONLY UPON PRIOR WRITTEN NOTICE TO LESSOR, in which notice Lessee represents and warrants to Lessor that such sublease is for a term not longer than the Lease Term, is not made to a tax-exempt entity or govermental agency, is specifically made subject to the prior rights of Lessor and its assignees under the Rental Schedule, does not create any obligation on the part of Lessor in favor of such sublessee and does not relieve Lessee of any of its obligations under the Rental Schedule including, without limitation, Lessee's obligations with respect to (a) the payment of Basic Rent and other sums due or to become due, (b) use and maintenance of the Equipment and (c) provisions for the return of the Equipment at the expiration of the Lease Term.

5. LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT.

      Lessee will bear all risk of loss with respect to the Equipment during the Lease Term and until the Equipment is returned to Lessor. Lessee will notify Lessor promptly in writing if any item of Equipment is lost, stolen, requisitioned by a governmental authority or damaged beyond repair (each a "Casualty"), describing the Casualty in reasonable detail, and will promptly file a claim under appropriate policies of insurance. Lessee may, with the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, replace the Equipment suffering a Casualty with similar equipment of at least equal value and utility, assuming the replaced Equipment was in the condition of maintenance and repair required under this Master Lease, and Lessor will convey title to the replaced Equipment to Lessee, as is, where is and with all faults, free of liens and encumbrances created by Lessor. If Lessee does not replace the Equipment, Lessee will pay to Lessor on the next Payment Date following the Casualty, in addition to Basic Rent and other sums due on that date, an amount equal to the Casualty Value thereof specified on the Rental Schedule. The Rental Schedule, solely as it relates to the Equipment suffering the Casualty, will terminate and ownership of the Equipment suffering the Casualty, including all claims for insurance proceeds or condemnation awards, will pass to Lessee upon receipt of such payment by Lessor.

6. TAXES AND FEES.

      Lessee agrees to prepare and file all required returns or reports and to pay all sales, gross receipts, personal property and other taxes (including highway use and vehicle excise taxes, where applicable), fees, interest, fines or penalties imposed by any governmental authority relating in any way to the Equipment, including any documentary, stamp or recordation taxes assessed in connection with the financing of Lessor's purchase of the Equipment and excepting only taxes imposed upon the net income of Lessor. Notwithstanding the foregoing, Lessor will report and pay all use taxes and Lessee will pay to Lessor, on each Basic Rent Payment Date, as additional rent, an amount equal to the use taxes attributable to that payment of Basic Rent. If any item of Equipment is located in a taxing jurisdiction that does not allow Lessee to report and pay personal property taxes directly, Lessee will prepare an appropriate tax return to be delivered, together with funds equal to the taxes Lessee claims are due on such return, to Lessor not less than ten (10) days prior to the date such taxes are due. If Lessee is eligible for a tax exemption or abatement for sales, use or other taxes that would otherwise apply under this Section, Lessee shall furnish Lessor an appropriate tax exemption or abatement certificate and other reasonable evidence thereof not later than the date of execution of the Commencement Date of the Rental Schedule.

7. INSURANCE.

      Lessee agrees to maintain policies of insurance on the Equipment in amounts, against risks and on terms and conditions applicable to other equipment owned or leased by Lessee and similar to the Equipment. Such insurance will at a minimum include (i) physical damage and theft insurance in an amount at least equal to the greater of the Casualty Value set forth on the Rental Schedule or the fair market value of the Equipment and (ii) comprehensive liability insurance in the amount of at least $5,000,000 per occurrence, in each case with deductibles not in excess of $500,000. All policies (A) are to be maintained with insurers reasonably acceptable to Lessor; (B) are to name Lessor and its assignees as loss payees with respect to physical damage and theft and as additional insureds with respect to liability, as their interests may appear; and (C) are to provide that the insurance carrier will endeavor to provide thirty days prior written notice to Lessor and each of Lessor's assignees named as additional insured and loss payee in the event of alteration or cancellation. Lessee agrees to deliver to Lessor such certificates of insurance as Lessor may, from time to time, reasonably request. Lessor may hold any insurance proceeds as security for Lessee's performance of its obligations with respect to the Equipment on behalf of which the proceeds were paid and the payment of all Basic Rent and other sums then due and unpaid under the Rental Schedule and will pay such proceeds over to Lessee only upon receipt of satisfactory evidence thereof.

8. FINANCIAL STATEMENTS. INSPECTION. REPORTS.

      Lessee will provide to Lessor copies of Lessee's annual balance sheet, profit and loss statement and statement of cash flow, and, if generally available to Lessee's Lenders, quarterly unaudited balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles, consistently applied. If Lessee's obligations are guaranteed by any other party, then Lessee will also provide similar financial information with respect to the Guarantor. Lessor may from time to time, upon reasonable notice and during Lessee's normal business hours, inspect the Equipment and Lessee's records with respect thereto and discuss Lessee's financial condition with knowledgeable representatives of Lessee. Lessee will, if requested, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering a Casualty, a certificate of no default or such other information or evidence of compliance with Lessee's obligations under the Rental Schedule as Lessor may reasonably request.

9. AGREEMENT FOR LEASE ONLY. IDENTIFICATION MARKS. FINANCING STATEMENTS. FURTHER ASSURANCES.

      Each Rental Schedule is intended to be a true lease and not a lease in the nature of a security agreement; each Rental Schedule is intended to be a "finance lease" as that term is defined in Article 2A of the Uniform Commercial Code. Lessee will affix to the Equipment all notices of Lessor's ownership of the Equipment furnished by Lessor. Lessee will promptly execute and deliver, and Lessor may file, Uniform Commercial Code financing statements or other similar documents notifying the public of Lessor's ownership of the Equipment. Lessee agrees to promptly execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request in order to establish and protect the rights and remedies created by the Rental Schedule.

10. LATE PAYMENT CHARGES. LESSOR'S RIGHT TO PERFORM FOR LESSEE.

      A Late Payment Charge equal to (A) the greater of 2% per annum above the debt rate charged to Lessor in connection with the financing of its purchase of the Equipment (or, if there is no such financing outstanding, 2% per annum above the prime lending rate of The First National Bank of Boston, as announced from time to time) or (B) the highest rate not prohibited by law will accrue on any sum not paid when due for each day not paid. If Lessee fails to duly and promptly pay or perform any of its obligations hereunder, Lessor may itself pay or perform such obligations for the account of Lessee without thereby waiving any default and Lessee will pay to Lessor, on demand and in addition to Basic Rent, an amount equal to all sums so paid or expenses so incurred, plus a Late Payment Charge accruing from the date such sums were paid or expenses incurred by Lessor.

11. LESSEE'S OPTIONS UPON LEASE EXPIRATION.

      Lessee has the option at the expiration of the Lease Term, exerciseable with respect to not less than all items of Equipment leased pursuant to a Rental Schedule, (i) to return the Equipment to Lessor, (ii) to renew the Rental Schedule at fair rental value for a renewal term the length of which shall be determined by agreement of Lessee and Lessor or (iii) to purchase the Equipment for cash at its then fair market value. Lessee agrees to provide Lessor written notice of its decision to return or purchase the Equipment or renew the Rental Schedule not less than 120 days prior to the Expiration Date. If Lessee fails to give Lessor 120 days written notice, the Lease Term may, at Lessor's option, be extended and continue until 120 days from the date Lessor receives written notice of Lessee's decision to purchase or return the Equipment or renew the Rental Schedule. If Lessee elects to purchase the Equipment, Lessor shall convey title to the Equipment (together with manufacturer or vendor warranties, if any) free of liens and encumbrances created by Lessor, as is, where is and with all faults. Fair market value and fair rental value shall mean an amount which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a dealer) and an informed and willing seller or lessor under no compulsion to sell or lease (assuming for this purpose that the Equipment shall have been maintained in accordance with this Master Lease and disregarding costs of removal from the location of current use) and will be determined by agreement of Lessor and Lessee, or if the parties cannot agree, by an independent equipment appraiser of nationally recognized standing, experienced in evaluating equipment of the same type as the Equipment, mutually acceptable to both Lessee and Lessor. The cost of an appraisal will be shared equally by Lessor and Lessee.

      At the expiration of the Lease Term or any extension or renewal thereof, unless Lessee has elected to purchase the Equipment, Lessee will, at its expense, assemble, pack, and crate the Equipment, all in accordance with manufacturer's recommendations, if any, and deliver it by common carrier, freight and insurance prepaid, to a place to be designated by Lessor within one thousand (1,000) miles of its then current location. All packaging will include related maintenance logs, operating manuals, and other related materials and will be clearly marked so as to identify the contents thereof. The Equipment will be returned in good and efficient operating condition and appearance, reasonable wear and tear excepted, and eligible for manufacturer's maintenance, if available, free of all Lessee's markings and free of all liens and encumbrances other than those created by Lessor (hereinafter, together with any specific return conditions set forth in the Rental Schedule, the "Minimum Return Conditions"). Lessor may, but is not required to, inspect the Equipment prior to its return. If, upon inspection, Lessor determines that the Equipment does not conform to the Minimum Return Conditions, Lessor will promptly notify Lessee of such determination, specifying the repairs or refurbishments needed to place the Equipment in the Minimum Return Condition. Lessor may, at its option, either require Lessee to effect such repairs or itself effect such repairs. Lessor may re-inspect the Equipment and require further repairs as often as necessary until the Equipment is placed in the Minimum Return Conditions. In either case, all costs will be paid by Lessee. The Rental Schedule shall continue in full force and effect and Lessee shall continue to pay Basic Rent through and including the date on which the Equipment is accepted for return by Lessor as conforming with the Minimum Return Conditions.

12. LESSEE'S REPRESENTATIONS AND WARRANTIES.

      Lessee represents, warrants and certifies as of the date of execution and delivery of each Rental Schedule as follows:

 (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power to enter into and to pay and perform its obligations under the Rental Schedule and this Master Lease as incorporated therein by reference, and is duly qualified and in good standing in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or the performance of its obligations under or the enforceablility of the Rental Schedule;

 (b) the Rental Schedule, this Master Lease and all related documents have been duly authorized, executed and delivered by Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee's organizational documents or its By Laws, any agreement to which it is a party or by which it or its property is bound, or any law, regulation or order of any governmental authority;

 (c) Lessor's right, title and interest in and to the Rental Schedule, this Master Lease and the Equipment and the rentals therefrom will not be affected or impaired by the terms of any agreement or instrument by which Lessee or its property is bound;

 (d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee's entering into or the payment or performance of its obligations under the Rental Schedule or this Master Lease as incorporated therein by reference;

 (e) there are no suits or proceedings pending or threatened before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would materially adversely affect Lessee's business or financial condition or its ability to perform any of its obligations under the Rental Schedule or this Master Lease as incorporated therein by reference; and

 (f) there has been no material adverse change to Lessee's financial condition since the date of its most recent financial statement.

13.   EVENTS OF DEFAULT. LESSOR'S REMEDIES ON DEFAULT.

      Each of the following events constitutes an Event of Default:

(a) default in the payment of any amount when due under the Rental Schedule continuing for a period of ten days;

(b) default in the observance or performance of any other covenant, condition or agreement to be observed or performed by Lessee under the Rental Schedule and this Master Lease as incorporated therein by reference, continuing for more than 30 days after written notice thereof, unless Lessee shall be diligently proceeding to cure such default and such default does not subject the Equipment to forfeiture, in which event, Lessee shall have 60 days from the date of notice in which to cure such default;

(c) any representation or warranty made by Lessee herein or in the Rental Schedule or this Master Lease as incorporated therein by reference or in any document or certificate furnished in connection herewith shall at any time prove to have been incorrect when made;

(d) any attempt by Lessee, without Lessor's prior written consent, to assign the Rental Schedule, to make any unauthorized sublease of the Equipment or to transfer possession of the Equipment;

(e) Lessee or, if Lessee's obligations are guaranteed by any other party, any Guarantor (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy or insolvency proceeding; (D) fails to obtain the discharge of any bankruptcy or insolvency proceeding initiated against it by others within 60 days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee or receiver; or (F) a trustee or receiver is appointed for Lessee or any Guarantor or for a substantial part of Lessee's or any Guarantor's property; or

(f) Lessee shall not return the Equipment or shall not return the Equipment in the required condition at the expiration of the Rental Schedule or any extension or renewal thereof.

Upon the occurrence of an Event of Default, Lessor may, without notice to Lessee, declare the applicable Rental Schedule in default and may exercise any of the following remedies:

I. at Lessor's option, and in its sole discretion, Lessor may declare immediately due and payable, and receive from Lessee and sue to enforce the payment thereof, as liquidated damages for loss of the bargain and not as a penalty, in addition to all accrued and unpaid Basic Rent and other sums then due under the Rental Schedule, either:

      (a) all Basic Rent and other sums due or to become due under the Rental Schedule, discounted to present value at an annual rate of 6% as of the date of Lessor's receipt thereof; or

      (b) an amount equal to the greater of (A) the Casualty Value set forth on the Rental Schedule calculated after the last payment of Basic Rent actually received by Lessor or (B) the fair market value of the Equipment as of the date of default determined by an appraiser selected by Lessor;

plus, in either case, interest thereon at the Late payment Charge rate from the date of default until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate the Rental Schedule and, at its option, either pay over to Lessee, as, when and if received, any net proceeds (after all costs and expenses) from any disposition of the Equipment, or convey to Lessee all of its right, title and interest in and to the Equipment, as is, where is and with all faults, without recourse and without warranty; and

II. without regard to whether Lessor has elected either option in subsection I above, Lessor may

      (a) proceed by appropriate court action either at law or in equity to enforce performance by Lessee of the covenants and terms of the Rental Schedule (including the Lessee's obligation to pay Basic Rent, provided Lessor has not received the full liquidated damages elected under subsection I above) and to recover damages for the breach thereof; and

      (b) terminate the Rental Schedule by written notice to Lessee, whereupon, unless Lessor has elected to convey title to the Equipment to Lessee in accordance with subsection I above, all right of Lessee to use the Equipment will immediately cease and Lessee will forthwith return the Equipment to Lessor in accordance with the provisions hereof; and

      (c) unless Lessor has elected to convey title to the Equipment to Lessee in accordance with subsection I above, repossess the Equipment and dispose of it by private or public, cash or credit sale or by lease to a different lessee, in all events free and clear of any rights of Lessee, and for this purpose Lessee hereby grants to Lessor and its agents the right to enter upon the premises where the Equipment is located and to remove the Equipment therefrom and Lessee agrees not to interfere with the peaceful repossesion of the Equipment; and

      (d) recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession, storage, appraisal, repair, reconditioning and disposition of the Equipment and reasonable attorneys' fees and expenses.

Lessor's remedies are, except as indicated herein, cumulative and not exclusive, and are in addition to all remedies at law or in equity. No failure by Lessor to declare a default shall constitute a waiver of such default or restrict Lessor's ability to declare a default at a later date.

14. ASSIGNMENT BY LESSOR.

      Lessor may at any time and from time to time sell, transfer or grant liens on the Equipment, and assign, as collateral security or otherwise, its rights in the Rental Schedule and this Master Lease as incorporated therein by reference, in each case subject and subordinate to Lessee's rights thereunder, without notice to or consent by Lessee. No such assignment shall relieve Lessor of its obligations hereunder unless Lessee is notified thereof to the contrary. Lessee acknowledges that Lessor may assign the Rental Schedule to a

Lender in connection with the financing of Lessor's purchase or the Equipment and Lessee agrees, in the event of such assignment, to execute and deliver an acknowledgment letter confirming that the Lender has (and may exercise either in its own name or in the name of Lessor) all of the rights, privileges and remedies, but none of the obligations, of Lessor under the Rental Schedule; waiving for the benefit of the Lender any defense, counterclaim, set-off, abatement, reduction or recoupment that Lessee may have against Lessor; and agreeing to make all payments of Basic Rent and other sums due under the Rental Schedule to the Lender or as it may direct. Lessee also agrees to deliver opinions of counsel, insurance certificates and such other documents as Lessor may reasonably request for the benefit of the Lender in connection with the collateral assignment of the Rental Schedule.

15. ARBITRATION.

      In the event that any dispute arises under this Master Lease or the Rental Schedule, including, without limitation, any claim of default or breach of a covenant or representation hereunder, either party in the case of a dispute, or the claiming party in the case of a claim of default or breach, shall submit the matter for arbitration in Pittsburgh, Pennsylvania, by and pursuant to the rules of the American Arbitration Association ("AAA"). The arbitrator who hears the case will be selected by AAA and AAA shall be advised that the parties have agreed in advance that any matter submitted to AAA for resolution shall be heard in a reasonably expeditious manner. The powers of the arbitrator shall expressly include both the right to issue injunctive orders and to order the payment of money damages. The resolution of the matter by arbitration shall be binding upon the parties and judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Costs of arbitration and legal fees shall be awarded to a prevailing party; provided, however, that the arbitrator shall have the power to make a different allocation of costs and legal fees whenever it is fair or reasonable to do so as determined by the arbitrator. Notwithstanding anything contained herein to the contrary, this Section shall not be binding upon any lender.

16. MERGERS, CONSOLIDATIONS, LEVERAGED BUY-OUTS INVOLVING LESSEE.

      Lessee acknowledges and agrees that Lessor has entered into this Master Lease and each Rental Schedule on the basis of Lessee's creditworthiness. In the event that Lessee, without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, (i) is a party to a merger or consolidation, (ii) sells or transfers, singly or in a series of related transactions, all or substantially all of its assets other than its rights and obligations under the Rental Schedule, or (iii) purchases, singly or in a series of related transactions, a substantial portion of its stock, and Lessee's creditworthiness suffers a material decline as a result of any of the foregoing transactions, then Lessor may, in its reasonable discretion, demand in writing that Lessee purchase all of the Equipment subject to the Rental Schedule on the next Rent Payment Date for an amount equal to the applicable Casualty Value of the Equipment and, upon receipt by Lessor in good funds of an amount equal to such Casualty Value and all other sums due and payable under the Rental Schedule through the date of such receipt (provided that no Event of Default has occurred and is continuing under the Rental Schedule), Lessor shall deliver to Lessee a bill of sale conveying title to the Equipment free and clear of any liens and encumbrances created by Lessor but otherwise on an as-is, where-is basis, with all faults. For purposes of the foregoing sentence, a "material decline" in Lessee's creditworthiness shall mean a downgrading of the public debt rating assigned to Lessee by Moody's Investors

Services, Inc., Standard & Poors Corporation or another reputable rating agency acceptable to Lessor or, if Lessee has no such credit rating, a material decline in Lessee's creditworthiness objectively and reasonably determined by Lessor.

17. MISCELLANEOUS.

      All notices required hereunder shall be effective upon receipt in writing delivered by hand or by other receipt-acknowledged method of delivery at the address first above written or to the Guarantor at 255 Elm Street, P.O. Box 989, Oil City, Pennsylvania 16301. THIS MASTER LEASE AND THE RENTAL SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. This Master Lease and the Rental Schedule may be executed in multiple counterparts all of which together shall constitute one and the same instrument. Any provision of this Master Lease or the Rental Schedule that is unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof. No term or provision of this Master Lease or the Rental Schedule may be amended, altered, modified, rescinded or waived orally, but only by an instrument in writing signed by a duly authorized officer of the party against which enforcement of such amendment, alteration, modification, rescission or waiver is sought. This Master Lease, the Rental Schedule, and each instrument, document, agreement and certificate furnished in connection therewith collectively consititute the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supercede any and all oral or written prior understandings with respect thereto.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease to be executed and delivered by their duly authorized representatives as of the date first above written.

AMERICAN FINANCE GROUP                      THE HELEN MINING COMPANY


By:  [Illegible]                            By:  /s/ David E. Lung
   ------------------------                    ---------------------------------
                                                     David E. Lung


Title: Vice President                       Title:   Vice President
      ------------------------                    ------------------------------

                                    EXHIBIT A

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                  NO._______

      This RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE, dated as of_____________________, between American Finance Group, ("Lessor") and The Helen Mining Company ("Lessee") incorporates by reference the terms and conditions of Master Lease Agreement No. 9106PAG429 dated as of June 25, 1991 (the "Master Lease"). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described items of Equipment for the Lease Term and at the Basic Rent payable on the Payment Dates hereinafter set forth, on the terms and conditions set forth in the Master Lease.

1.   EQUIPMENT



          Description
         (Manufacturer,
Item     Type, Model and              Equipment                    Acceptance
No.      Serial Number)                  Cost      Location           Date
---      --------------               ---------    --------        ----------

         TOTAL EQUIPMENT COST:        $_____________


Lessee Billing Location: ___________________
                         ___________________
                         ___________________

2.   LEASE TERM

     The Lease Term is for an Interim Term commencing on the date of acceptance of the Equipment for lease, as set forth above, and continuing through and including ________________________ and for a Primary Term of _____ months, commencing on _________ and continuing through and including the Expiration Date of ______________________.

3.   BASIC RENT. PAYMENT DATES.

     Interim Term Basic Rent in the amount of $________________ is due and payable in full on the first day of the Primary Term. Basic Rent for the first _____ months of the Primary Term is due and payable in ______ payments of $__________________ each commencing on ________________ and continuing
________________________ thereafter, through and including ________________.
Basic Rent for the final _____ months of the Primary Term is due and payable in _____ payments of $_____________ each commencing on ________________ and continuing through and including ______________ . Lessee shall also pay to Lessor $_________ as reimbursement for fees owed by Lessor relating to Uniform Commercial Code Financing Statements to be filed in connection with the acquistion of the Equipment. Such fees shall be due and payable on
_______________________.

     Per Diem Lease Rate:________________Periodic Lease Rate:_______________.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                   NO._______

                                    PAGE TWO

4.   SPECIAL MAINTENANCE AND RETURN CONDITIONS.

        **TO BE INSERTED DEPENDING UPON EQUIPMENT TYPE**

5.   ACCEPTANCE CERTIFICATE

     Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected and found satisfactory by Lessee and is accepted for Lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Acceptance Date set forth above; (b) all items of Equipment are new and unused as of the Acceptance Date, except as otherwise specified above, and (c) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof.

6.   ENTIRE AGREEMENT. MODIFICATION AND WAIVERS.  EXECUTION IN COUNTERPARTS.

     This Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. To the extent any of the terms and conditions set forth in this Rental Schedule conflict with or are inconsistent with the Master Lease, this Rental Schedule shall govern and control. No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate to be executed and delivered by their duly authorized representatives as of the date first above written.


AMERICAN FINANCE GROUP                     THE HELEN MINING COMPANY
Lessor                                     Lessee


By                                         By
  ----------------------------               -----------------------------------
                                                David E. Lung

Title                                      Title  Vice President
     ------------------------                   --------------------------------

      COUNTERPART NO. ____ OF 3 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1